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                                                                   EXHIBIT 99(a)



THE FOLLOWING STATEMENT IS BEING MADE TO THE SECURITIES AND EXCHANGE COMMISSION SOLELY FOR THE PURPOSES OF SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. 1349), WHICH CARRIES WITH IT CERTAIN CRIMINAL PENALTIES IN THE EVENT OF A KNOWING OR WILLFUL MISREPRESENTATION.



Securities and Exchange Commission
450 Fifth Street NW
Washington, DC  20549

         Re:  Perrigo Company

Ladies and Gentlemen:

         In accordance with the requirements of Section 906 of the Sarbanes-Oxley Act of 2002 (18 USC 1349), each of the undersigned hereby certifies that:

         (i) this Annual Report on Form 10-K fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

         (ii) the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Perrigo Company.

Dated as of this 18th day of September 2002.


/s/ David T. Gibbons                                /s/ Douglas R. Schrank
--------------------------------------------        ----------------------------
David T. Gibbons                                    Douglas R. Schrank
President and Chief Executive Officer               Executive Vice President and
                                                    Chief Financial Officer